Exhibit 10

AMENDMENT TO THE
DOMINION RESOURCES, INC. SECURITY OPTION PLAN

AMENDMENT, effective December 31, 2004, to the Dominion Resources, Inc. Security Option Plan (the "Plan").

Dominion Resources, Inc. maintains the Plan, effective January 1, 2003 and restated effective January 1, 2005. The Organization, Compensation and Nominating Committee (the "Committee") of the Board of Directors of Dominion Resources, Inc. has the power (pursuant to Article 12.1 of the Plan) to amend the Plan and has authorized amendments deemed appropriate to comply with new Internal Revenue Code Section 409A.

NOW, THEREFORE, the Plan is amended as follows:

1. Effective December 31, 2004, Section 9.2 of the Plan is deleted from the Plan in its entirety.

2. In all respects not amended, the Plan is hereby ratified and confirmed.

* * * * *

To record the adoption of this Amendment as set forth above, the Board has caused this document to be signed this 30th day of December, 2004.

DOMINION RESOURCES, INC.

By: /s/ Thos. E. Capps Thos. E. Capps Chairman of the Board and Chief Executive Officer